UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  June 10, 2010

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Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: 1 (800) 289-3355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K/A amends the current report on Form 8-K (the “Original Form 8-K”) furnished by Dell Inc. on May 20, 2010.  The Original Form 8-K reported Dell’s issuance of a press release announcing its financial results for its fiscal quarter ended April 30, 2010.  On June 10, 2010, Dell issued a press release announcing that, as a result of ongoing discussions with the staff of the U.S. Securities and Exchange Commission (the “SEC”), Dell has revised the financial results that were reported in the Original Form 8-K to record a $100 million liability for the potential settlement of the previously reported SEC investigation (the “revised financial results”).  Further, on June 10, 2010, Dell filed with the SEC a Notification of Late Filing on Form 12b-25 (the “Notice”) with respect to Dell’s quarterly report on Form 10-Q for the quarterly period ended April 30, 2010 (the “Form 10-Q”), stating that it would not be able to timely file the Form 10-Q without unreasonable effort or expense.  Dell’s response set forth in the Notice under Question 3 of Part IV thereof contains information about the revised financial results.

The sole purpose of this amendment to the Original Form 8-K is to furnish the press release dated June 10, 2010 announcing the revised financial results and the Notice filed on June 10, 2010 disclosing the revised financial results.

Item 2.02 – Results of Operations and Financial Condition.

On June 10, 2010, Dell Inc. issued a press release announcing its revised financial results for its fiscal quarter ended April 30, 2010 (the “revised financial results”).  A copy of the press release is furnished as Exhibit 99.1 to this report.

To supplement Dell’s condensed consolidated financial statements presented on a GAAP basis furnished in Exhibit 99.1 to this report, Dell has presented information about non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share (collectively, the “non-GAAP financial measures”), which are not measurements of financial performance under accounting principles generally accepted in the United States (“GAAP”).  A reconciliation of each non-GAAP financial measure to the most comparable GAAP financial measure for Dell’s fiscal quarter ended April 30, 2010 and certain prior periods is included in the tables set forth under the heading “Reconciliation of Non-GAAP Financial Measures” in Exhibit 99.1.  In addition, a discussion of Dell management’s reasons for including these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, and the manner in which Dell management compensates for those limitations is included under “Use of Non-GAAP Financial Measures” in Exhibit 99.1. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net income, operating income, gross margin, operating expenses, and earnings per share prepared in accordance with GAAP.

On June 10, 2010, Dell filed with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25 (the “Notice”) with respect to Dell’s quarterly report on Form 10-Q for the quarterly period ended April 30, 2010 (the “Form 10-Q”), stating that it would not be able to timely file the Form 10-Q without unreasonable effort or expense.  Dell’s response set forth in the Notice under Question 3 of Part IV thereof contains information about the revised financial results.  A copy of the Notice is included as Exhibit 99.2 to this report.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 – Press Release issued by Dell Inc., dated June 10, 2010.

Exhibit 99.2 – Form 12b-25 of Dell Inc. filed on June 10, 2010 with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date:	June 10, 2010	By:	/s/ Janet B. Wright
Janet B. Wright
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by Dell Inc., dated June 10, 2010.

99.2	Form 12b-25 of Dell Inc. filed on June 10, 2010 with the Securities and Exchange Commission.